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EXHIBIT 3.1


                        METRO INFORMATION SERVICES, INC.
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                    ARTICLE I
                                      NAME

         The name of the Corporation is Metro Information Services, Inc.

                                   ARTICLE II
                                     PURPOSE

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Virginia Stock Corporation Act, as amended (the "Act").

                                   ARTICLE III
                                AUTHORIZED SHARES

         3.1 NUMBER AND DESIGNATION. The aggregate number and designation of shares which the Corporation shall have the authority to issue and the par value per share are as follows:


          Class           Number of Shares          Par Value
          -----           ----------------          ---------
          Preferred           1,000,000              $0.01
          Common             50,000,000              $0.01


         3.2 PREEMPTIVE RIGHTS. No holder of outstanding shares of any class shall have any preemptive right with respect to (i) any shares of any class of the Corporation, whether now or hereafter authorized (ii) any warrants, rights or options to purchase any such shares or (iii) any obligations convertible into or exchangeable for any such shares or into warrants, rights or options to purchase any such shares.

                                   ARTICLE IV
                                PREFERRED SHARES

         4.1 ISSUANCE IN SERIES. The Board of Directors (the "Board"), by the affirmative vote of at least a majority of the members of the Board, is authorized to issue the Preferred Shares referred to in paragraph 3.1 ("Preferred Shares") above from time to time in one or more series and to provide for the designation, preferences, limitations and relative rights of the Preferred Shares of each series of preferred stock by the adoption of Articles of Amendment to the Articles of Incorporation of the Corporation setting forth the following:

                  (i) the maximum number of shares in the series and the designation of the series, which designation shall distinguish the shares thereof from the shares of any other series or class;

                  (ii) whether shares of the series shall have special, conditional or limited voting rights or no right to vote, except to the extent prohibited by law;

                  (iii) whether shares of the series are redeemable or convertible:


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                           (a) at the option of the Corporation, a shareholder
or another person or on the occurrence of a designated event;

                           (b) for cash, indebtedness, securities or other
property; or

                           (c) in a designated amount or in an amount determined
in accordance with a designated formula or by reference to extrinsic data or events;

                  (iv) any right of holders of shares of the series to distributions, calculated in any manner, including the rate or rates of dividends, and whether dividends shall be cumulative, noncumulative or partially cumulative;

                  (v) the amount payable on the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  (vi) any preference of the shares of the series over the shares of any other series or class with respect to distributions, including dividends, and with respect to distributions on in the liquidation, dissolution or winding up of the affairs of the Corporation; and

                  (vii) any other preferences, limitations or specified rights (including a right that no transaction of a specified nature shall be consummated while any shares of such series remain outstanding, except on the assent of all or a specified portion of such shares) now or hereafter permitted by the laws of the Commonwealth of Virginia and not inconsistent with the provisions of this Section 4.1.

         Except as to the designations, preferences, limitations and relative rights of each series of Preferred Shares which the Board is authorized to establish, as is hereinabove set forth, all Preferred Shares, regardless of series shall rank in a parity as to dividends (whether the dividend rates or payment dates are different) and as to rights in the liquidation, dissolution or winding up of the affairs of the Corporation (whether the redemption or liquidation prices are different).

         4.2 ARTICLES OF AMENDMENT. Before the issuance of any shares of a series, Articles of Amendment establishing such series shall be filed with and made effective by the State Corporation Commission of Virginia, as required by law.

                                    ARTICLE V
                                  COMMON SHARES

         5.1 CLASSES AND VOTING RIGHTS. As stated in Article III, the Corporation shall be authorized to issue fifty million (50,000,000) shares of common stock of the Corporation which shall be divided into two classes, Common Stock and Nonvoting Common Stock. The Corporation may issue up to forty-nine million (49,000,000) shares of Common Stock and one million (1,000,000) shares of Nonvoting Common Stock. Common Stock shall have the sole right to vote and the Nonvoting Common Stock shall have no right to vote; provided, however, in all other respects, the Common Stock and the Nonvoting Common Stock shall have identical rights.

         5.2 DISTRIBUTIONS. Subject to the rights of the holders of any existing shares ranking prior to Common as to dividends or rights in the liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common shall be entitled to share equally, share for share, in distributions, including dividends, when declared by the Board and in the net assets of the Corporation on the liquidation, dissolution or winding up of the affairs of the Corporation.

         5.3 EXISTING SHARES. On the date these restated Articles are effective and without further action by the Corporation, each issued and outstanding share of the Corporation's Class A Common Stock shall become an issued and outstanding share of Common Stock and each issued and outstanding share of the Corporation's Class B Common



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Stock shall become an issued and outstanding share of Nonvoting Common Stock.

                                   ARTICLE VI
                               BOARD OF DIRECTORS

         6.1 STAGGERED BOARD. The Board of Directors of the Corporation shall consist of one or more individuals, with the number fixed in accordance with the Bylaws of the Corporation (the "Bylaws"). Beginning with the first meeting of shareholders at which three or more directors are to be elected and thereafter so long as the Corporation has three or more directors, the members of the Board of Directors shall be divided into three classes, Class 1, Class 2 and Class 3, as nearly equal in number as possible. In that event, the terms of the directors in Class 1 shall expire at the first annual shareholders' meeting after their election, the terms of Class 2 directors shall expire at the second annual shareholders' meeting following their election and the terms of the Class 3 directors shall expire at the third annual shareholders' meeting after their election. At each annual shareholders' meeting after the first elections of the Class 1, Class 2 and Class 3 directors, as the case may be, directors shall be chosen for a term of three (3) years.

         6.2 NEW DIRECTORS. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be apportioned among the classes by the Board as to make all classes as nearly equal in number as possible.

         6.3 REMOVAL. Any director whose term has not expired may be removed by the shareholders only at the annual meeting of shareholders. Removal of a director by the shareholders shall require a two-thirds vote of the outstanding shares entitled to vote. The Board may remove any director at any time, provided no less than two-thirds of the Board votes in favor of the director's removal.

                                   ARTICLE VII
                     LIMIT ON LIABILITY AND INDEMNIFICATION

         7.1 DEFINITIONS. For purposes of this Article the following definitions shall apply:

                  (i) "Corporation" means this Corporation only and no predecessor entity or other legal entity;

                  (ii) "expenses" include counsel fees, expert witness fees, and costs of investigation (including litigation and appeal), as well as any amounts expended in asserting a claim for indemnification;

                  (iii) "liability" means the obligation to pay a judgment, settlement, penalty, fine or other such obligation, including, without limitation, any excise tax assessed with respect to an employee benefit plan;

                  (iv) "legal entity" means a corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise;

                  (v) "predecessor entity" means a legal entity the existence of which ceased on its acquisition by the Corporation in a merger or otherwise; and

                  (vi) "proceeding" means any threatened, pending or completed action, suit, proceeding or appeal whether civil, criminal, administrative or investigative and whether formal or informal.

         7.2 LIMIT ON LIABILITY. The directors and officers of this Corporation shall not be liable to the Corporation or its shareholders in any instance in which the Act (as it exists on the date these Articles are effective or as it exists on the date of an amendment hereto) permits the limitation or elimination of liability of directors or officers of a corporation to the corporation or its shareholders.

         7.3 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall indemnify any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Corporation)


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because such individual is or was a director or officer of the Corporation or because such individual is or was serving the Corporation or any other legal entity in any capacity at the request of the Corporation while a director or officer of the Corporation, against all liabilities and reasonable expenses incurred in the proceeding, except to the extent that such liabilities and expenses are incurred because of such individual's willful misconduct or knowing violation of the criminal law. Service as a director or officer of a legal entity controlled by the Corporation shall be deemed service at the request of the Corporation.

                  (i) The determination that indemnification under Section 7.3 is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a director, as provided by law and, in the case of an officer, as provided in Section 7.4 of this Article; provided, however, that if a majority of the directors of the Corporation has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the person claiming indemnification, be made by special legal counsel agreed on by the Board and such person.

                  (ii) Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding on receipt of an undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to such director's or officer's ability to make repayment.

                  (iii) The termination of a proceeding by judgment, order, settlement, conviction or on a plea of NOLO CONTENDERE or its equivalent shall not of itself create a presumption that a director or officer acted in such a manner as to make such director or officer ineligible for indemnification.

                  (iv) The Corporation is authorized to contract in advance to indemnify and make advances and reimbursements for expenses to any of its directors or officers to the same extent provided in this Section 7.3.

                  (v) No person's rights under Section 7.3 of this Article shall be limited by the provisions of Section 7.4.

         7.4 INDEMNIFICATION OF OTHERS. The Corporation may, to a lesser extent or to the same extent that it is required to provide indemnification and make advances and reimbursements for expenses to its directors and officers pursuant to Section 7.3, provide indemnification and make advances and reimbursements for expenses to its employees and agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities and any person serving any other legal entity in any capacity at the request of the Corporation and may contract in advance to do so. The determination that indemnification under
Section 7.4 is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the Board, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by law.

         7.5 MISCELLANEOUS.

                  (i) The rights of each person entitled to indemnification under this Article shall inure to the benefit of such person's heirs, executors and administrators.

                  (ii) Special legal counsel selected to make determinations under this Article may be counsel for the Corporation.

                  (iii) Indemnification pursuant to this Article shall not be exclusive of any other right of indemnification to which any person may be entitled, including, without limitation, the mandatory indemnification of directors pursuant to Section 13.1-698 of the Act and the mandatory indemnification of officers pursuant to Section 13.1-702 of the Act, as they exist on the date these Articles are effective or on the date of an amendment hereto, indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others. No person shall be



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entitled to indemnification by the Corporation, however, to the extent such person is indemnified by another, including an insurer.

                  (iv) The Corporation is authorized to purchase and maintain insurance against any liability it may have under this Article or to protect any of the persons named above against any liability arising from their service to the Corporation or any other legal entity at the request of the Corporation regardless of the Corporation's power to indemnify against such liability.

                  (v) The provisions of this Article shall not be deemed to preclude the Corporation from entering into contracts otherwise permitted by law with any individuals or legal entities, including those named above.

                  (vi) If any provision of this Article or its application to any person or circumstance is held invalid by a court of competent jurisdiction, the invalidity shall not affect other provisions or applications of this Article and, to this end, the provisions of this Article are severable.

         7.6 AMENDMENTS. The Bylaws may modify or amend this Article to expand the provisions of this Article. The Bylaws, however, may not restrict or limit the provisions of this Article. No amendment, modification or repeal of this Article shall diminish the rights provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.

                                  ARTICLE VIII
                                     BYLAWS

         In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter or repeal the Bylaws.

                                   ARTICLE IX
                                   AMENDMENTS

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles in the manner now or hereafter provided in these Articles and by the laws of the Commonwealth of Virginia and all rights conferred on shareholders by these Articles are granted subject to this reservation.

                                    ARTICLE X
                               VOTING REQUIREMENTS

         Each of the following actions shall be approved by the holders of a majority of all the votes entitled to be cast on the action at a meeting at which a quorum exists: (1) the amendment or restatement of the Articles of Incorporation for which shareholder approval is required; (2) the merger, share exchange or consolidation of the Corporation with any other corporation, limited liability company, partnership or any other entity; or (3) the sale, lease, exchange or other disposal of all or substantially all of the Corporation's assets.

                                   ARTICLE XI
                            ADMINISTRATIVE PROCEDURES

         Meetings of shareholders may be held within or without the Commonwealth of Virginia, as the Bylaws may provide. The books of the Corporation may be kept outside the Commonwealth of Virginia at a place or places designated from time to time by the Board or in the Bylaws. Election of directors need not be by written ballot unless the Bylaws so provide.



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                                   ARTICLE XII
                                  SUPERSESSION

         These restated Articles of Incorporation supersede and take the place of all existing Articles of Incorporation and all amendments.

                                  ARTICLE XIII
                                    EXISTENCE

     The Corporation shall have perpetual existence.

         I hereby certify that this is a true and correct copy of the Articles of Incorporation of Metro Information Services, Inc. recommended by the Board to the stockholders and approved by the stockholders on the 13th day of June, 2000.



                                     METRO INFORMATION SERVICES, INC.

                                     By      /s/  ROBERT J. EVELEIGH
                                        ---------------------------------
                                                  Robert J. Eveleigh
                                                       SECRETARY






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